PRICING SUPPLEMENT NO. 1 DATED MARCH 21, 2000           RULE 424(B)(5)
   (TO PROSPECTUS DATED MARCH 14, 2000 AND            FILE NO. 333-82829
   PROSPECTUS SUPPLEMENT DATED MARCH 14, 2000)

                           NEWELL RUBBERMAID INC.
                         Medium-Term Notes, Series B
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   Trade Date:                             March 21, 2000

   Original Issue Date:                    March 24, 2000

   Maturity Date:                          March 24, 2003

   Principal Amount:                       $100,000,000

   Issuance Fees
   (as percentage of principal amount):    .35%

   Net Proceeds to Company
   (as percentage of principal amount):    99.65%

   Initial Price to Public
   (as percentage of principal amount):    100%

   Interest Rate:                          Floating Rate Note

   Interest Rate Basis:                    LIBOR

   Index Maturity:                         3 Months

   Spread:                                 22 Basis Points

   Designated LIBOR Page:                  Telerate Page 3750

   Interest Payment Dates:                 June 24, September 24,
                                           December 24 and March 24 (or
                                           corresponding Business Day as
                                           described in the Prospectus)

   Interest Reset Dates:                   June 24, September 24,
                                           December 24 and March 24 (or
                                           corresponding Business Day as
                                           described in the Prospectus)

   Initial Interest Rate:                  6.46625%

   Initial Interest Reset Date:            June 24, 2000 (or
                                           corresponding Business Day as
                                           described in the Prospectus)

   Day Count Convention:                   Actual/360

   Initial Calculation Agent:              The Chase Manhattan Bank







   Form:     /X/ Book-Entry   /  / Certificated
   Original Issue Discount Note: /  / Yes /X/ No
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   Agent:    Chase Securities Inc.

   Agent is acting in the capacity as indicated below:
        /X/  Agent     / /  Principal

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   As of the date hereof, the Company has not issued any of its Medium-
   Term Notes, Series B. The Company has entered into arrangements for the sale, on the Original Issue Date referenced above, of $300,000,000 aggregate principal amount of its Medium-Term Notes, Series B (including the principal amount of the Medium-Term Notes, Series B, to which this Pricing Supplement relates).